UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 7, 2018
ENCISION INC.
(Exact name of registrant as specified in its charter)
Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6797 Winchester Circle, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(303) 444-2600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01    Entry into a Material Definitive Agreement.

On July 31, 2018 (the “Closing Date”), Encision Inc. (the “Company”) entered into a Loan Agreement (the “Agreement”) with Bank of America (“BofA”). Under the Agreement, BofA has agreed to provide the Company with a revolving line of credit (the “Line of Credit”) of up to $1,000,000 (“Maximum Amount”).

The Line of Credit has a one year term.  The Line of Credit is secured by a security interest in the Company’s equipment, fixtures, inventory and receivables.  The Agreement contains customary representations and affirmative and negative covenants made by the Company, including a covenant on minimum quarterly EBITDA and an asset coverage covenant requiring receivable and inventory of at least two times the Maximum amount.

Under the Agreement, interest on the Line of Credit is at a variable rate equal to LIBOR plus 2.75%;

In the event of a default under the Agreement, which includes failure of the Company to comply with the terms of the Agreement or failure to pay indebtedness under the Agreement, BofA may charge a default interest rate, which is equal to the Company’s then current interest rate plus 6% per annum.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date: August 7, 2018	/s/ Mala M. Ray
Mala M. Ray
Controller Principal Accounting Officer